QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2003 Annual Meeting of Shareholders

November 21, 2003

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on November 21, 2003, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  To approve an amendment to the Company's 1989 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 5,000,000, and making certain other changes as described herein;

  3.
  To approve an amendment to the Company's 2001 Stock Option Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 17,000,000;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 2, 2004; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on September 22, 2003, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at the Company's headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

        Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be asked to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

        To ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, shareholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy.

By Order of the Board of Directors
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary

Boise, Idaho
October 20, 2003

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

November 21, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 2003 Annual Meeting of Shareholders to be held on November 21, 2003, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2003 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

        This Proxy Statement and enclosed proxy are first being mailed on or about October 20, 2003, to all shareholders entitled to vote at the meeting.

Record Date

        Shareholders of record at the close of business on September 22, 2003 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy.

Solicitation

        The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, internet or facsimile. The Company intends to use the services of Georgeson Shareholder Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees and expenses paid by the Company for these services will be approximately $50,000.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

        The Company has one class of stock outstanding, Common Stock, $.10 par value per share (the "Common Stock"). At September 22, 2003, the Record Date, 609,905,409 shares of Common Stock were issued and outstanding.

Voting Rights and Required Vote

        Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" and, with respect to the election of directors, "WITHHOLD" or "DO NOT VOTE FOR," are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

        Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on either Proposal 2 or Proposal 3 and such shares will be considered "broker non-votes" for those proposals.

        The six nominees for director receiving the highest number of Votes Cast will be elected, whether or not any one of them receives the vote of a majority of the Votes Cast. With respect to each other item of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders. Abstentions and broker non-votes will not count as Votes Cast "FOR" any nominee or proposal.

        Cumulative voting for the election of directors shall not be required unless at least one shareholder has requested cumulative voting by written notice to the Secretary of the Company at least 15 days prior to the date of the meeting. If cumulative voting is required, with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than six candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

        The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by the Company, the shares of the Company's Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of an amendment to the Company's 1989 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 5,000,000, and making certain other changes, (iii) FOR approval of an amendment to the Company's 2001 Stock Option Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 17,000,000, (iv) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal 2004, and (v) in the discretion of the proxy holders for such other matter or matters which may properly come before the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth security ownership information as of September 22, 2003, based on the most current information provided to the Company by the beneficial owners, available to the Company from its own records or provided in Securities and Exchange Commission ("SEC") filings made by the beneficial owners, for (i) persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Total	Percent of Class (3)
FMR Corp. (4) 82 Devonshire Street Boston, MA 02109	34,632,148	3,033,000	37,665,148	6.18%
PRIMECAP Management Company (5) 225 South Lake Avenue, #400 Pasadena, CA 91101-3005	43,248,756	—	43,248,756	7.09%
Texas Instruments Incorporated (6) 7839 Churchill Way M.S. 3999 Dallas, TX 75251	32,285,684	—	32,285,684	5.29%
Steven R. Appleton (7)	391,438	987,500	1,378,938	*
James W. Bagley	—	48,000	48,000	*
Jan du Preez	—	125,000	125,000	*
D. Mark Durcan (8)	65,462	755,000	820,462	*
Roderic W. Lewis	46,515	755,000	801,515	*
Robert A. Lothrop (9)	89,288	48,000	137,288	*
Thomas T. Nicholson (10)	2,809,940	48,000	2,857,940	*
Gordon C. Smith (11)	4,536	26,000	30,536	*
Wilbur G. Stover, Jr. (12)	42,956	697,000	739,956	*
William P. Weber	73,848	30,000	103,848	*
All directors and executive officers as a group (15 persons)	4,136,279	5,776,725	9,913,004	1.6%

*
Less than 1%

(1)
Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual or entity has a right to acquire within 60 days of September 22, 2003.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity,

  but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.

(4)
Includes 31,588,110 shares beneficially owned by Fidelity Management & Research Company and FMR Corp., Inc.; and 3,018,838 shares beneficially owned by Fidelity Management Trust Company; 25,200 shares beneficially owned by Fidelity International Limited. "Right to Acquire" shares reflect 3,033,000 shares issuable upon conversion of the Company's outstanding 2.5% Convertible Subordinated Notes due February 1, 2010, held by FMR Corp. This information is based upon a letter to the Company from Fidelity Management & Research Company dated September 23, 2003.

(5)
PRIMECAP Management Company has sole dispositive power with respect to all shares and sole voting power with respect to 5,355,506 shares. This information is taken from a Schedule 13G dated March 31, 2003.

(6)
Pursuant to an agreement between Texas Instruments Incorporated ("TI") and the Company, TI has agreed that, subject to certain conditions, it will vote its shares of the Company's Common Stock in the same proportion (for, against and abstain) as votes cast by the other holders of the Company's Common Stock with respect to matters submitted to shareholders that do not relate to (i) any merger, consolidation or other business combination involving the Company, (ii) any sale of all or substantially all of the assets of the Company, and (iii) any issuance of equity or equity linked securities of the Company requiring shareholder approval. With respect to items (i), (ii) and (iii) above, TI has the discretion to vote its shares of the Company's Common Stock as it wishes. The information regarding the number of shares owned by TI was confirmed by TI on October 6, 2003.

(7)
Includes 20,000 shares beneficially owned by Mesa L.P.

(8)
Includes 3,101 shares owned by Mr. Durcan's spouse.

(9)
Includes 82,464 shares beneficially owned in joint tenancy with Mr. Lothrop's spouse and 848 shares beneficially owned by Mr. Lothrop's spouse.

(10)
Includes 200,000 shares beneficially owned by Blacks Creek Ltd. Partnership; 33,340 shares beneficially owned by Mr. Nicholson's spouse; 10,000 shares beneficially owned by MN II, Inc.; 8,000 shares beneficially owned by Mountain View Equipment Company; 1,700 shares beneficially owned by the Peregrine Fund.

(11)
All shares beneficially owned by G.C. Smith LLC.

(12)
Includes 3,900 shares beneficially owned by Mr. Stover's minor children.

BUSINESS TO BE TRANSACTED

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws currently provide for six directors and it is contemplated that a board of six directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly chosen and qualified, except in case of earlier resignation or removal. The names of the six nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Served as a Director Since
Steven R. Appleton	43	Chairman, Chief Executive Officer and President of the Company	1994	(1)
James W. Bagley	64	Chairman and Chief Executive Officer of Lam Research Corporation	1997
Robert A. Lothrop	77	Retired, former Senior Vice President of J.R. Simplot Company	1994	(2)
Thomas T. Nicholson	67	Vice President and member of the Board of Directors of Honda of Seattle and Toyota of Seattle and Vice President of Mountain View Equipment Company	1980
Gordon C. Smith	74	Chairman and Chief Executive Officer of G.C. Smith, LLC	1990	(3)
William P. Weber	63	Retired, former Vice Chairman of Texas Instruments Incorporated	1998

(1)
Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.

(2)
Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.

(3)
Mr. Smith also served as a member of the Board of Directors of the Company between February 1982 and February 1984.

        Set forth below are the principal occupations of the nominees for at least the past five years:

        Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions with the Company since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company's Board of Directors. Since September 1994, Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of

Directors of the Company. Mr. Appleton is a member of the Board of Directors of National Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

        James W. Bagley became the Chairman and Chief Executive Officer of Lam Research Corporation ("Lam"), a supplier of semiconductor manufacturing equipment, in August 1997, upon consummation of a merger of OnTrak Systems, Inc. into Lam. Mr. Bagley is a member of the Board of Directors of Teradyne, Inc. He has served on the Company's Board of Directors since June 1997. Mr. Bagley holds a BS and MS in Electrical Engineering from Mississippi State University.

        Robert A. Lothrop served as Senior Vice President of J.R. Simplot Company, an agribusiness company, from January 1986 until his retirement in January 1991. From August 1986 until July 1992 and since May 1994, Mr. Lothrop has served on the Board of Directors of the Company. Mr. Lothrop holds a BS in Engineering from the University of Idaho. Mr. Lothrop serves on the Board's Audit Committee and the Governance and Compensation Committee.

        Thomas T. Nicholson has served as Vice President and a Director of Honda of Seattle and Toyota of Seattle since 1988. Mr. Nicholson served from 1982 to May 2000 as President, and since May 2000 as Vice President, of Mountain View Equipment Company. He has served on the Company's Board of Directors since May 1980. Mr. Nicholson holds a BS in Agriculture from the University of Idaho. Mr. Nicholson serves on the Board's Audit Committee and the Governance and Compensation Committee.

        Gordon C. Smith has served as Chairman and Chief Executive Officer of G.C. Smith L.L.C., a holding company for ranch operations and other investments, since May 2000. Mr. Smith served in various management positions from July 1980 until May 1988 for the J.R. Simplot Company. From May 1988 until his retirement in March 1994, Mr. Smith served as the President and Chief Executive Officer of J.R. Simplot Company. Prior to becoming Chief Executive Officer of J.R. Simplot Company, Mr. Smith served as its Chief Financial Officer for seven years. From September 1996 until September 1999, he served as President of Wesmar, Inc., a food service company. From February 1982 until February 1984 and since September 1990, he has served on the Company's Board of Directors. Mr. Smith holds a BS in Accounting from Idaho State University. Mr. Smith is the Chairman of the Board's Audit Committee.

        William P. Weber served in various capacities with Texas Instruments Incorporated, a semiconductor manufacturing company, and its subsidiaries from 1962 until April 1998. From December 1986 until December 1993 he served as the President of Texas Instruments' worldwide semiconductor operations and from December 1993 until his retirement in April 1998, he served as Vice Chairman of Texas Instruments Incorporated. He has served on the Company's Board of Directors since July 1998. Mr. Weber holds a BS in Engineering from Lamar University and a MS in Engineering from Southern Methodist University. Mr. Weber is the Chairman of the Board's Governance and Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than 10% of the Common Stock of the Company, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended August 28, 2003.

Certain Relationships and Related Transactions

        During fiscal 2003, the Company paid $7.6 million to Texas Instruments Incorporated ("TI") for components, spare parts, software and information technology services. TI owns more than 5% of the Company's outstanding Common Stock.

        During fiscal 2003, the Company paid $41.7 million to Lam Research Corporation for semiconductor manufacturing equipment and related services. Mr. Bagley is the Chairman and Chief Executive Officer of Lam Research Corporation.

        During fiscal 2003, the Grove Hotel and Bank of America Centre in Boise, Idaho, received approximately $315,000 for business conducted with the Company. The Company uses the Grove Hotel for business visitors and conferences, and leases a suite for events at the Bank of America Centre. Mr. Appleton has an interest in the limited liability company that is a minority owner of the Grove Hotel and Bank of America Centre.

        During the period from August 30, 2002 through April 23, 2003, the J.R. Simplot Company paid approximately $64,000 to the Company for memory products. Mr. Don Simplot was a member of the Company's Board of Directors during that period and a shareholder and member of the Board of Directors of J.R. Simplot Company.

Board Meetings and Committees

        The Board of Directors of the Company held five meetings during fiscal 2003. During fiscal 2003, the Audit Committee met 10 times and the Compensation Committee met 3 times. All incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which they served, during fiscal 2003.

        In fiscal 2003, the Board of Directors had a standing Audit Committee and a standing Compensation Committee. On September 22, 2003, the Board adopted new charters for its committees and expanded the role of the Compensation Committee to include nominating and governance functions. In connection with these changes the Compensation Committee was renamed the Governance and Compensation Committee. All Board committees have written charters that comply with current federal and New York Stock Exchange rules relating to corporate governance matters. Copies of the committee charters as well as the Company's Corporate Governance Guidelines are available at www.micron.com. In addition, a copy of the Audit Committee charter is included in this proxy as Appendix A. The Board has determined that the members of the Audit Committee and the members of the Governance and Compensation Committee satisfy the independence requirements of applicable federal laws and the currently proposed listing standards of the New York Stock Exchange for such committees.

        Messrs. Lothrop, Nicholson and Smith serve on the Audit Committee. Mr. Smith is the Chairman of the Audit Committee and the Board has determined that he qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent auditors. The Audit Committee is also responsible for preparing the Audit Committee report that is included in the Company's annual proxy statement. See "Report of the Audit Committee of the Board of Directors."

        During fiscal 2003, Messrs. Lothrop, Nicholson and Weber served on the Compensation Committee. Mr. Weber was the Chairman of the Compensation Committee. During fiscal 2003, the Compensation Committee was primarily responsible for reviewing and approving the compensation for the Company's officers. See "Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation." The responsibilities of the Compensation Committee were recently expanded to include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to the Company's Board of Directors and (ii) the development of Corporate Governance Guidelines for the Company. In connection with this change in responsibilities, the Compensation Committee was renamed the Governance and Compensation Committee. Mr. Weber continues to serve as the Chairman of the Governance and Compensation Committee.

        On September 22, 2003, Mr. Bagley was appointed to preside at executive sessions of the Board of Directors in which only non-employee directors are present. Shareholders wishing to communicate with the non-employee directors as a group may contact Mr. Bagley at Lam Research Corporation, 4650 Cushing Parkway Fremont, CA 94538 or call (510) 572-0200.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table summarizes compensation earned by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers during fiscal 2003 (collectively, the "Named Executive Officers") for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)		Bonus (2)		Options Granted (3)	All Other Compensation (4)
Steven R. Appleton (5) Chairman, CEO & President	2003 2002 2001	$0 110,777 784,616	(5)	$ $	0 0 39,137	680,000 400,000 250,000	$ $	0 0 6,418
Jan du Preez (6) Vice President of Networking & Communications Group	2003 2002 2001	300,000 63,462 —			0 100,000 —	280,000 250,000 —		0 194,729 —
D. Mark Durcan CTO & Vice President of Research & Development	2003 2002 2001	291,600 296,585 353,077			5,950 7,183 38,653	340,000 300,000 200,000		1,500 1,500 6,418
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary	2003 2002 2001	271,350 275,989 328,558			0 0 16,732	340,000 300,000 200,000		11,610 11,415 6,418
Wilbur G. Stover, Jr. Vice President of Finance & CFO	2003 2002 2001	324,000 329,539 392,308			0 0 19,864	340,000 300,000 200,000		1,500 1,500 6,418

(1)
Includes compensation deferred by the named executive under the Company's 401(k) retirement plan. Amounts for 2001 reflect a 10% reduction in salary effective June 24, 2001. Amounts for 2002 reflect an additional 10% reduction in salary effective October 28, 2001.

(2)
Bonus amounts include profit sharing for fiscal 2001 and, with respect to Mr. Durcan, bonuses for the filing and issuance of patents and the achievement of performance milestones. Bonus amounts for 2002 also reflect a signing bonus for Mr. du Preez.

(3)
Includes options to purchase shares of the Company's Common Stock under the Company's 1994 Stock Option Plan and 2001 Stock Option Plan.

(4)
Consists of the following: (i) Company contributions made on the named executive's behalf under the Company's 401(k) retirement plan; (ii) payments under the Company's time-off plan; and (iii) with respect to Mr. du Preez, relocation expenses.

(5)
Represents compensation earned between September 2, 2001 and October 28, 2001. Effective October 28, 2001, Mr. Appleton voluntarily elected to forgo his salary. Mr. Appleton has not drawn any salary from the Company since that date.

(6)
Mr. du Preez joined the Company in June 2002 after the implementation of the salary reductions referenced in Footnote (1) above. As a result, his compensation does not reflect any salary reductions. Mr. du Preez's compensation for 2002 includes a non-recurring signing bonus of $100,000 and relocation expenses of $194,729.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding options to purchase the Company's Common Stock granted to the Named Executive Officers in fiscal 2003:

		Percent of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Exercise or Base Price Per Share (2)
Name	Options Granted (1)				Expiration Date
						5%	10%
Steven R. Appleton	600,000 80,000	2.55 0.34	% %	$17.43 9.16	9/10/2012 4/22/2013	$6,576,980 460,854	$16,667,359 1,167,894
Jan du Preez	250,000 30,000	1.06 0.13	% %	17.43 9.16	9/10/2012 4/22/2013	2,740,408 172,820	6,944,733 437,960
D. Mark Durcan	300,000 40,000	1.27 0.17	% %	17.43 9.16	9/10/2012 4/22/2013	3,288,490 230,427	8,333,679 583,947
Roderic W. Lewis	300,000 40,000	1.27 0.17	% %	17.43 9.16	9/10/2012 4/22/2013	3,288,490 230,427	8,333,679 583,947
Wilbur G. Stover, Jr.	300,000 40,000	1.27 0.17	% %	17.43 9.16	9/10/2012 4/22/2013	3,288,490 230,427	8,333,679 583,947

(1)
Options vest 25% per year over a four year period.

(2)
All options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. For purposes of the Company's stock plans, fair market value is defined as the average closing price as quoted on the New York Stock Exchange for the last market trading day prior to the date of grant, as reported by Bloomberg L.P.

(3)
Potential realizable value is based on an assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. The numbers are calculated based on the regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information regarding option exercises in fiscal 2003 by the Named Executive Officers and the value of such officers' unexercised options at August 28, 2003:

					Value of Unexercised In-The-Money Options at Fiscal Year-End (2)
			Number of Unexercised Options at Fiscal Year-End
	Number of Shares Acquired on Exercise
Name		Value Realized (1)	Exercisable (E) Unexercisable (U)		Exercisable (E) Unexercisable (U)
Steven R. Appleton	41,256	$48,476	562,500 1,217,500	(E) (U)	$25,725 410,975	(E) (U)
Jan du Preez	—	—	62,500 467,500	(E) (U)	0 150,900	(E) (U)
D. Mark Durcan	36,000	89,100	469,000 751,000	(E) (U)	24,696 207,374	(E) (U)
Roderic W. Lewis	26,075	64,536	469,000 751,000	(E) (U)	24,696 207,374	(E) (U)
Wilbur G. Stover, Jr.	—	—	411,000 751,000	(E) (U)	14,749 207,374	(E) (U)

(1)
The Value Realized was calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise, regardless of whether the shares acquired on exercise were held or sold.

(2)
Represents the difference between the exercise price of the options and $14.19, the closing price of the Company's Common Stock on August 28, 2003.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of August 28, 2003, regarding Common Stock that may be issued pursuant to the Company's equity compensation plans:

	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders (1)	49,720,321	$28.58	29,994,995	(2)
Equity Compensation Plans
Not Approved by Shareholders (3)(4)	39,097,367	18.63	14,533,469

Totals	88,817,688	24.20	44,528,464

(1)
Reflects shares issuable upon exercise of options granted pursuant to the Company's 1994 Stock Option Plan, 2001 Stock Option Plan and rights under the 1998 Director's Stock Incentive Plan.

(2)
Reflects 877,330 shares reserved for issuance under the Company's Employee Stock Purchase Plan.

(3)
Reflects shares issuable upon exercise of options granted pursuant to the Company's Nonstatutory Stock Option Plan, 1998 Nonstatutory Option Plan and 1997 Nonstatutory Option Plan. Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of options granted under the Nonstatutory Plans are determined by the administrators of the plans or the Company's Board of Directors. Executive officers and directors do not participate in the aforementioned plans. Also reflects 1,000,000 shares reserved for issuance under the Company's 2002 Employment Inducement Stock Option Plan. As of October 20, 2003, no options have been granted under the 2002 Employee Inducement Stock Option Plan.

(4)
Does not include 19,762 shares with a weighted-average exercise price of $5.28 issuable upon exercise of options outstanding under the Rendition 1994 Equity Incentive Plan. This plan was assumed by the Company in connection with its acquisition of Rendition, Inc. in September 1998. Does not include 103,612 shares with a weighted-average exercise price of $0.87 issuable upon exercise of options outstanding under the Micron Quantum Devices ("MQD") 1996 Stock Option Plan. This plan was assumed by the Company in connection with the merger of MQD (a former subsidiary of the Company) into the Company in February 1998.

Compensation of Directors

        Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. Pursuant to the Company's 1998 Non-Employee Directors Stock Incentive Plan ("DSIP"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. As of September 22, 2003, each of Messrs. Bagley and Nicholson had deferred rights to receive 10,394 shares of Common Stock under the DSIP, Mr. Lothrop had deferred rights to receive 7,100 shares of Common Stock. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. The chairman of the Audit Committee and the chairman of the Governance and Compensation Committee each receive $10,000 per year for their service as committee chairman. Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

        In June 1997, the Board of Directors approved a program whereby non-employee directors are granted (i) an initial option to purchase 10,000 shares upon the later to occur of the date of their appointment to the Board or June 30, 1997, the date on which resolutions approving the program were passed by the Board of Directors, and (ii) each year thereafter, an annual option grant. In February 2003, the amount of the annual option grant was increased from 10,000 to 15,000 shares beginning with the fiscal 2004 grant. The options granted to the non-employee directors are fully vested on the date of grant and have an exercise price equal to the fair market value at the date of grant. Options granted to non-employee directors in 1997 have a six-year term; all other option grants have a ten-year term. As of September 22, 2003, each of Messrs. Bagley, Lothrop and Nicholson had options outstanding to purchase 48,000 shares at a weighted-average exercise price of $33.36 per share. Mr. Weber had options outstanding to purchase 30,000 shares at a weighted-average exercise price of $38.95. Mr. Smith had options outstanding to purchase 26,000 shares at a weighted-average exercise price of $46.04 per share.

        Mr. Lothrop has entered into an agreement with the Company pursuant to which his receipt of the director fees he earned prior to January 1999 is deferred until the first business day of the calendar year in which he no longer serves as a director of the Company. Deferred amounts, in the case of his termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following death. All amounts deferred are recorded as a liability in the records of the Company. Such amounts accrue interest monthly at a rate equal to the Company's average investment portfolio yield for such month.

Termination of Employment Agreements and Change in Control Arrangement

  Severance Agreements

        The Company has entered into Severance Agreements with each of the Company's Named Executive Officers relating to termination of employment or status as an officer of the Company and compensation upon such termination. The Severance Agreements allow either the Company or the officer to terminate the officer's employment with the Company or the officer's status as an officer of the Company, for any reason (including death), voluntary or involuntary with or without cause. The Severance Agreements generally provide for a "Transition Period" which begins upon termination of the officer's employment with the Company or status as an officer of the Company and ends after a period of 184 days plus any unused time the officer had remaining under the Company's time-off plan, even if the officer dies during the Transition Period. Provided the officer complies with noncompetition obligations following employment and the terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to all benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to the Company's practices and plans with respect to the officer's benefits and compensation in effect as of the date of the officer's date of termination of employment or status as an officer ("Termination Date"). However, such terminated officers are not entitled to any new grants of interest in future executive bonus pools, any new grants of stock options, or the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date.

  Change in Control Arrangement

        On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than 35% of the Common Stock of the Company then outstanding.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports by the Audit and Compensation Committees of the Board of Directors and the performance graph set forth herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This report has been prepared by the Audit Committee of the Board of Directors. During fiscal 2003, the Audit Committee was comprised of Messrs. Lothrop, Nicholson, Smith and Weber. Mr. Smith serves as Chairman of the Committee and the Board determined that Mr. Smith qualifies as the "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission. Mr. Weber resigned from the Audit Committee on September 22, 2003, the same date he was appointed Chairman of the Governance and Compensation Committee. The Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of applicable federal laws and the listing standards of the New York Stock Exchange.

        The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent auditors. The Audit Committee is also responsible for preparing this report for inclusion in the proxy statement.

        We have reviewed and discussed the Company's audited financial statements with the Company's management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor for 2003, has expressed in the Company's Annual Report on Form 10-K its opinion as to the conformity of the Company's consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). PwC has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC that firm's independence. The Audit Committee also concluded that PwC's provision of non-audit services to the Company, as described below, is compatible with PwC's independence.

        Fees charged to the Company for services performed by PwC for fiscal 2003 were:

(amounts in millions)
Audit fees	$1.4
Audit-related fees	—
Tax fees	0.6
All other fees	—

$2.0

The Company did not pay any financial information system design and implementation fees to PwC in fiscal 2003.

        Non-audit services to be performed by PwC in fiscal 2004 include tax services, expatriate tax services, statutory audits of the Company's international subsidiaries, services relating to stock option matters at the Company's international subsidiaries. All non-audit services performed by PwC are approved by the Audit Committee in advance of any service being provided.

        On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal 2003; appointed PwC as the independent public accountants of the Company for the Company's fiscal year ending September 2, 2004, and approved and authorized PwC to carry out and perform certain specified non-audit services for the Company in fiscal 2004.

        While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing the Company's consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the independent accountants, and not the Audit Committee, to conduct the audit of the Company's consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

        Audit Committee of the Board of Directors,

Robert A. Lothrop Thomas T. Nicholson Gordon C. Smith

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REGARDING EXECUTIVE COMPENSATION

Compensation Committee

        This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Messrs. Lothrop, Nicholson and Weber served as members of the Compensation Committee during fiscal 2003. Mr. Weber was the Chairman of the Compensation Committee in fiscal 2003. Each of the members of the Compensation Committee are independent, as such term is defined under existing New York Stock Exchange listing standards. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. During fiscal 2003, the Compensation Committee met three times. In fiscal 2003, the Compensation Committee's primary responsibilities included the review of compensation, consisting of salary, bonuses, benefits, stock option grants and other compensation, of the Company's executive officers. Compensation for the Company's executive officers for fiscal 2003, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Compensation Committee and reviewed and approved by the Company's Board of Directors. On September 22, 2003, the Compensation Committee's responsibilities were expanded to include nominating and governance functions and it was renamed the Governance and Compensation Committee. Mr. Weber is the Chairman of the Governance and Compensation Committee.

Executive Officer Compensation

        The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

  Cash Compensation

        Base Salary.    Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility,

(iii) technical expertise, (iv) Company performance, (v) length of service and (vi) industry compensation levels.

        Company Performance Bonuses.    Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance during each fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the Company's profits at the end of the fiscal year. Performance bonus percentages are established according to a subjective analysis of each executive officer's contribution to the Company according to the same criteria utilized to determine base salary. Bonuses and profits are based on the consolidated results of the Company's semiconductor operations. No performance bonuses were earned for fiscal 2002 or 2003 as a result of the Company's financial performance for such period.

        Profit Sharing.    The Company distributes 10% of the Company's quarterly after-tax profits to eligible employees of the Company.

        Incentive Bonuses.    From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success and the attainment of technological advances.

  Equity Compensation

        In order to provide incentive to the executive officers of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues stock options to such persons under the Company's (i) 1994 Stock Option Plan, and (ii) 2001 Stock Option Plan (collectively, the "Stock Plans"). The determination of who receives stock options under the Stock Plans and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

  Other Compensation

        In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Executive officer participation in various professional organizations and associations may also be funded by the Company.

  Payment/Exercise Restrictions

        In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, many compensation programs for executive officers contain provisions which subject the payment or realization of benefits under such programs to certain conditions. Examples of these conditions include: (i) the Company is profitable in the fiscal quarter immediately prior to payment or the payment is deferred until after the Company has a profitable quarter; (ii) the individual is employed by the Company or a subsidiary of the Company at the time of payment (regardless of the fiscal year results for which the payment is attributable); and (iii) certification, by the Compensation Committee for executive officer bonuses that relevant goals were achieved. Likewise, stock options granted to executive officers typically have a term of ten years and vest 25% each year for a period of four years from the date of grant.

CEO Compensation

        Steven R. Appleton's annual base salary was set at $800,000 in July 2000 and was based primarily on Mr. Appleton's overall and anticipated performance, the Company's performance and the Committee's assessment of the compensation practices of other semiconductor manufacturing companies. This was the first increase in Mr. Appleton's salary since July 1997. Effective October 28, 2001, Mr. Appleton voluntarily elected to forgo his salary. Mr. Appleton has not drawn any salary from the Company since that date. Mr. Appleton did not earn any cash bonus payments pursuant to Company Performance Bonuses for fiscal 2002 or 2003.

        In fiscal 2003, Mr. Appleton was granted options to purchase 680,000 shares. The Company granted stock options to other executive officers at the same time. The Committee did not utilize a plan pursuant to which a predetermined number of stock options were allocated to Mr. Appleton. The number of the stock options granted to Mr. Appleton was based upon subjective and objective factors, such as his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company, his expected contributions to the future success of the Company and industry practices.

        Compensation Committee of the Board of Directors,

Robert A. Lothrop Thomas T. Nicholson William P. Weber

Compensation Committee Interlocks and Insider Participation

        During fiscal 2003, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

        The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index and the Philadelphia Semiconductor Index (SOX) from August 31, 1998, through August 31, 2003.

        Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MICRON TECHNOLOGY, INC., THE S&P 500 COMPOSITE INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX (SOX)

* $100 invested on 8/31/98 in stock or index-including reinvestment of dividends.
Fiscal year ending August 31.

        The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1998, in Common Stock of Micron Technology, Inc., the S&P 500 Composite Index, and the Philadelphia Semiconductor Index (SOX). Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

  Performance Graph Data

	1998	1999	2000	2001	2002	2003
Micron Technology, Inc.	$100	$329	$716	$331	$152	$126
S&P 500 Composite Index	100	140	163	123	101	113
Philadelphia Semiconductor Index (SOX)	100	270	597	292	156	237

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000, AND MAKING CERTAIN OTHER CHANGES AS DESCRIBED HEREIN.

        The 1989 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in October 1988 and approved by the shareholders in January 1989. As of September 22, 2003, 19,622,670 shares had been purchased pursuant to the Purchase Plan and 877,330 shares were available for future issuance.

        On September 22, 2003, the Board of Directors recommended that the Purchase Plan be amended, subject to the approval of the Company's shareholders at the 2003 Annual Meeting, to increase the number of shares of Common Stock reserved for issuance thereunder from 20,500,000 to 25,500,000. In addition, the Board made revisions to the Purchase Plan to accomplish the following:

  •
  To allow employees to be eligible to participate in the Purchase Plan immediately upon employment with the Company (subject to certain other restrictions).

  •
  To include a definition of "fair market value" that is consistent with the Company's other stock plans (equal to the average closing price of the Company's Common Stock on the New York Stock Exchange on the trading day prior to the date of grant).

  •
  To limit the aggregate number of shares that may be offered by the Company in any one offering period to 1,250,000 shares.

        A summary of the Purchase Plan is set forth below. The summary is qualified in its entirety by the full text of the Purchase Plan which is attached hereto as Appendix B.

Purpose

        The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan provides for one offering during each three-month period. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

Eligibility

        Persons, other than officers, who are employed by the Company, or any subsidiary of the Company designated by the Company's Board of Directors, for at least twenty hours per week and five months per calendar year are eligible to participate in the Purchase Plan. The Purchase Plan provides that participants employed by any other designated subsidiary that is located outside of the United States, may be subject to different eligibility requirements, based upon the laws of their resident country. A description of the Board's authority to administer the Purchase Plan with respect to participants located in foreign countries is provided below. As of September 22, 2003, approximately 13,800 persons were eligible to participate in the Purchase Plan. Officers and Directors of the Company are not permitted to participate in the Purchase Plan.

Administration

        The Purchase Plan may be administered by the Board of Directors of the Company or by a committee of members of the Board, appointed by the Board. The administration, interpretation or application of the Purchase Plan by the Board or its committee is final, conclusive and binding. The Board or committee may adopt rules or procedures relating to the operation or administration of the Purchase Plan to accommodate the specific requirements of local laws and procedures in the case of a participating subsidiary that employs participants who reside outside of the United States. The Board or committee has the authority to establish one or more foreign sub-plans, which may be designed to be outside the scope of Section 423 of the Internal Revenue Code.

Offering Dates

        The Purchase Plan provides for one offering during each three-month period of the Purchase Plan. Each such offering period is of three months' duration. The offering periods commence on January 1, April 1, July 1, and October 1 of each year and terminate on the last day of each three-month offering period. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval.

Participation In The Plan

        Eligible employees become participants in the Purchase Plan by delivering to the Company's Stock Department an enrollment form authorizing payroll deductions at least ten business days prior to the applicable offering period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period can elect to participate in the Purchase Plan upon the commencement of the next offering period.

        The purchase price per share in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first trading day of an offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last trading day of the offering period. The fair market value of a share of Common Stock on a given date is based upon the reported closing price on the New York Stock Exchange or a national market system (or the exchange with the greatest volume of trading in the Company's Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Board deems reliable. The fair market value of the Company's stock on September 22, 2003, was $14.53.

Payment Of Purchase Price; Payroll Deductions

        The purchase price of the shares is comprised of accumulated payroll deductions over the offering period. Deductions cannot exceed 20%, or such other rate as determined from time to time by the Board of Directors, of a participant's compensation. Participants may discontinue their participation at any time during an offering period, but may not otherwise change their rate of payroll deduction during an offering period. Payroll deductions commence on the first payday following the commencement of the offering period and continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

Purchase Of Stock; Exercise Of Option

        By executing an enrollment form to participate in the Purchase Plan, an employee is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering is that number of shares arrived at by dividing the accumulated payroll deductions withheld for the offering period by the lower of (i) 85% of the fair market value of a share of Common Stock on the first trading day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last trading day of the offering period, as long as the total number of shares issued to a participant of any offering period does not exceed 2,000 shares of Common Stock. See "Payment of Purchase Price; Payroll Deductions" for additional limitations on payroll deductions. Unless an employee's participation is discontinued, the participant's option to purchase shares is exercised automatically at the end of the offering period at the applicable price. See "Withdrawal."

        Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which can be purchased through subscriptions under the Purchase Plan or pursuant to any other option), or if the grant of the option would permit the employee to buy pursuant to the Purchase Plan shares with a fair market value in excess of $25,000 in any calendar year (with the fair market value of the shares being measured at the beginning of an offering period).

        In addition to the individual limits set forth above, the Purchase Plan, as proposed to be amended, provides that 1,250,000 shares is the maximum aggregate number of shares that can be offered by the Company in any one offering period. In the event the number of shares placed under option at the beginning of an offering period exceeds 1,250,000 shares, a pro rata allocation of the shares available for purchase will be made in an as equitable a manner as is practicable.

Withdrawal

        While each participant in the Purchase Plan is required to sign an enrollment form authorizing payroll deductions, the participant's interest in a given offering can be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal is permitted at any time prior to the end of the applicable offering period.

        Any withdrawal by an employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in the offering. Unless an employee's participation is discontinued, the participant's option to purchase shares is exercised automatically at the end of the offering period, and the maximum number of full shares purchasable with the employee's accumulated payroll deductions is purchased for the employee at the applicable price.

        A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination Of Employment

        Termination of a participant's employment for any reason, including retirement or death, cancels the individual's participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account are returned without interest to such participant.

Adjustments Upon Changes In Capitalization

        The Purchase Plan, as proposed to be amended, provides that in the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share. In the event of a reorganization, sale or certain merger of the Company (as described more fully in the Purchase Plan) then in the discretion of the Board or the committee administering the Purchase Plan, (i) each outstanding option will be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the offering period then in progress will be shortened by setting a new exercise date which will be on or before the date of the proposed transaction. If a new exercise date is set, the Company will provide each affiliated participant at least ten business days prior to the new exercise date notice that the original exercise date has been changed and that the participant's option will be automatically exercised on the new exercise date, unless the participant withdraws from the offering period, pursuant to the terms of the Purchase Plan.

Nonassignability

        No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, or transferred for any reason and any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

Reports

        Individual accounts are maintained for each participant in the Purchase Plan. Each participant receives, as promptly as practicable after the end of each offering period, a report of the individual's account, setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Amendment And Termination Of The Purchase Plan

        The Board of Directors has authority to amend or terminate the Purchase Plan. With certain exceptions, termination of the Purchase Plan shall not affect options previously granted, and an amendment shall not make any changes in any options granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without the approval of the holders of a majority of the shares of the Company entitled to vote if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan.

Registration Of Shares

        If the amendment to the Purchase Plan is approved by the Company's shareholders, the Company intends to register the additional shares reserved for issuance promptly after the 2003 Annual Meeting on Form S-8 Registration Statement under the Securities Act of 1933, as amended.

Federal Income Tax Consequences To The Company And To Participants

        The following discussion is limited to a summary of the U.S. federal income tax consequences of participation in the Purchase Plan. The tax consequences of participating in the Purchase Plan may vary according to country of participation. Also, the tax consequences of participating in the Purchase Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Purchase Plan are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Common Stock (on the first day of an offering period) or when the right to purchase Common Stock is exercised (on the last day of the offering period).

        If the participant holds the Common Stock purchased under the Purchase Plan for at least two years after the first day of the offering period in which the Common Stock was acquired (the "Enrollment Date") and for at least one year after the date that the Common Stock is purchased (the "Exercise Date"), when the participant disposes of the Common Stock he or she will recognize as ordinary income an amount equal to the lesser of:

  (i)
  the excess of the fair market value of the Common Stock on the date of disposition over the price paid for the Common Stock; or

  (ii)
  the fair market value of the Common Stock on the Enrollment Date multiplied by the original 15% discount.

        If the participant disposes of the Common Stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the Exercise Date in which the Common Stock was acquired less the amount paid for the Common Stock. The ordinary income recognition pertains to any disposition of Common Stock acquired under the Purchase Plan (such as by sale, exchange or gift).

        Upon disposition of the Common Stock acquired under the Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

        If the participant satisfies the statutory holding periods, described above, for Common Stock purchased under the Purchase Plan, the Company will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income.

Plan Benefits

        Officers and Directors of the Company are not permitted to participate in the Purchase Plan. Since participation in the plan is voluntary and the Company is unable to predict the future value of the Company's Common Stock, we cannot presently determine the benefits or amounts that will be received in the future by any person or group under the Purchase Plan.

Vote Required To Approve The Amendment To The Purchase Plan

        Approval of the amendment to the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the 2003 Annual Meeting. If the amendment is approved by the shareholders, it will be effective as of its adoption by the shareholders. If the shareholders do not approve the amendment, after December 31, 2003, there will not be any shares available for issuance under the Purchase Plan.

The Board of Directors recommends voting "FOR" approval of the amendment to the 1989 Employee Stock Purchase Plan.

PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2001 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 17,000,000.

        The Company currently has reserved 30,000,000 shares of authorized but unissued shares of Common Stock for issuance upon the grant or exercise of options pursuant to the 2001 Stock Option Plan (the "2001 Plan"). The Company proposes to amend the 2001 Plan to reserve an additional 17,000,000 shares of Common Stock.

        A summary of the 2001 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2001 Plan, which is attached hereto as Appendix C.

Purpose

        The purpose of the 2001 Plan is to align employee and shareholder long-term interest and to enable the Company to attract, motivate and retain experienced and qualified personnel for positions of substantial responsibility. Assuming approval of the amendment, the 47,000,000 total shares reserved for issuance under the 2001 Plan will represent approximately 5% of the Company's Common Stock outstanding as of the Record Date. Only persons who are employees, officers, directors or consultants of the Company will be eligible to participate in, and to receive options under, the 2001 Plan. As of September 22, 2003, there were approximately 16,700 employees (including all current executive officers) eligible to participate in the 2001 Plan.

Administration

        The 2001 Plan may be administered by a committee of the Board of Directors of the Company (the "Committee"), or from time to time, by the Board in its discretion. In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee's authority with respect to option grants to those eligible participants who, at the time of grant are not, and are not anticipated to be become, executive officers of the Company, subject to the restrictions of Section 16 of the Securities Exchange Act of 1934, as amended.

        The Committee has the discretion to select the employees, officers, directors, and consultants to whom options may be granted (each an "Optionee"), to determine the number of shares granted under each option, to approve forms of option agreements for use under the 2001 Plan, to determine the terms and conditions of each award (including, among other things, the exercise price, vesting provisions, and forfeiture restrictions), to interpret the terms of the 2001 Plan to make rules and regulations and to make all other determinations which it deems necessary or advisable in the administration of the 2001 Plan. The Committee, in its discretion, may accelerate the vesting of any option and amend or modify any option, provided such amendment does not impair the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Committee. Options granted under the 2001 Plan are evidenced by an agreement between the Company and the Optionee, containing the specific terms and conditions of each option.

Shares Available for Options under the 2001 Plan

        As of September 22, 2003, the aggregate number of shares of Common Stock reserved and available for grant under the 2001 Plan was upon the exercise of options was 25,625,000 shares. If Proposal 3 is approved by shareholders, 42,625,000 shares of Common Stock will be reserved and available for grant under the 2001 Plan. An Optionee may be granted more than one option under the 2001 Plan, but no person will be granted options to purchase more than 2,000,000 shares during any fiscal year. The purchase price per share payable by an Optionee upon exercise of each option intended to qualify as performance-based compensation under Section 162(m) of the Code will be equal to the fair market value of the Company's Common Stock on the date of grant.

Terms of Options

        The 2001 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code and nonstatutory stock options ("NSOs"). Options granted to consultants and non-employee directors will be NSOs and options granted to employees may be either ISOs or NSOs. The purchase price per share payable by an Optionee upon exercise of each option granted under the 2001 Plan is determined by the Committee, but may not be less than the fair market value of the Company's Common Stock on the date of the grant. The fair market value of the Common Stock on a given date is the closing price of the Common Stock on the New York Stock Exchange (or such other national securities exchange or national market system on which the Common Stock is primarily traded) on the last market trading day prior to the day of determination, as reported by Bloomberg L.P., or such other source as the Committee deems reliable. Where there is no public market for the Common Stock, the fair market value per share is determined by the Committee in its discretion.

        The exercise price of an option granted under the 2001 Plan may be paid in cash, check, promissory note, a reduction in the amount of any Company liability to the Optionee, in shares of the Company's Common Stock, through a broker-assisted cashless exercise program adopted by the Company, or in any combination thereof, as determined by the Committee.

        Unless otherwise determined by the Committee, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date (or 12 months if such termination is because of the Optionee's death or disability). Unless otherwise provided, options not yet exercisable terminate immediately upon the date of the termination. The Committee may accelerate the vesting of options upon such terms and conditions as it may determine.

        Unless otherwise determined by the Committee with respect to NSOs, options granted under the 2001 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. In the event of the death of an Optionee, the exercisable portion of the Option at the time of death may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option) by the Optionee's estate or by a person who acquired the right to exercise the Option at the date of death.

Adjustments upon Change in Capitalization; Corporate Transaction

        In the event of a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the authorization limits under the 2001 Plan (including the number of shares reserved for issuance and the annual grant limits) will be adjusted proportionately, and the Committee may adjust options to preserve the benefits or potential benefits of the options. Action by the Committee may include adjustment of the number and kind of shares which may be delivered, adjustment of the number and kind of shares subject to outstanding options, adjustment to the exercise price of outstanding options, and such other adjustments that the Committee deems equitable. In addition, in connection with any merger, sale of substantially all of the assets of the Company, or similar corporate transaction that requires approval of the Company's shareholders, other than in a Change in Control (as defined in the 2001 Plan), each outstanding option may be assumed or an equivalent option substituted by a successor corporation or a parent or subsidiary of the successor corporation. In lieu of such assumption or substitution, or if the successor corporation does not assume the options or substitute substantially equivalent options, the outstanding options will vest in full and become immediately exercisable for a period of thirty days and will expire at the end of such period. The Board or the Committee may determine that the options will be settled in cash instead of stock upon consummation of such corporate transaction.

Amendment and Termination of the 2001 Plan

        The 2001 Plan was effective upon the adoption by the Company's Board of Directors and will terminate on September 11, 2011, unless earlier terminated by the Board. The Board may, at any time, terminate, amend or modify the 2001 Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2001 Plan may adversely affect any option previously granted under the 2001 Plan, without the written consent of the Optionee.

Registration Of Shares

        If the amendment to the 2001 Plan is approved by the Company's shareholders, the Company intends to register the additional shares reserved for issuance promptly after the 2003 Annual Meeting on Form S-8 Registration Statement under the Securities Act of 1933, as amended.

Federal Income Tax Consequences

        The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant and exercise of awards under the plan and the subsequent sale of common stock acquired under the 2001 Plan. The tax consequences of exercising awards may vary according to country of participation. Also, the tax consequences of exercising awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently.

Optionees should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

        Nonqualified Stock Options.    There are no U.S. federal income tax consequences to either the Company or the participant upon the grant of a NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

        Incentive Stock Options.    There are no U.S. federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant, except that upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

Plan Benefits

        Because the awards that will be granted to eligible participants under the 2001 Plan are subject to the discretion of the Committee and because the Company is unable to predict the future value of the Company's Common Stock, we cannot presently determine the benefits or amounts that will be received in the future by any person or group under the 2001 Plan.

Vote Required

        Approval of the amendment to the 2001 Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the 2003 Annual Meeting. If the amendment is approved by the shareholders, it will be effective as of its adoption by the shareholders. If the shareholders do not approve the amendment, the 2001 Plan will continue in effect in its current form.

        The Board of Directors recommends voting "FOR" approval of the amendment to the 2001 Stock Option Plan.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 2, 2004. PwC and its predecessor, Coopers and Lybrand LLP, have been the Company's independent accountants since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as the Company's independent accountants. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote, in their discretion, the shares they represent.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Proposals of shareholders of the Company which are intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than June 22, 2004, and must also be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals which are received after June 22, 2004, will be untimely and will not be considered at the meeting.

THE BOARD OF DIRECTORS

October 20, 2003

APPENDIX A

CHARTER

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
MICRON TECHNOLOGY, INC.

1.     PURPOSE

        The purpose of the Audit Committee of the Board of Directors (the "Board") of Micron Technology, Inc. (the "Company") shall be to:

        1.01    Oversight and Monitoring.    Assist the Board in overseeing and monitoring (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and of its independent auditors; and

        1.02    Reporting.    Prepare the report required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

2.     MEMBERSHIP, QUALIFICATIONS AND COMPENSATION

        2.01    Appointment.    Audit Committee members shall be appointed by and serve at the discretion of the Board. The Audit Committee shall consist of at least three members of the Board. Members of the Audit Committee shall meet the criteria of this Section 2 (as well as any other criteria required by the SEC or New York Stock Exchange ("NYSE"));

        2.02    Independence.    Each member shall be "independent" as defined in the listing standards of the NYSE and the corporate governance rules and regulations of the SEC, in effect from time to time and in accordance with the time frames specified therein;

        2.03    Financial Literacy.    Each member shall be financially literate at the time of his or her appointment, as determined by the Board, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

        2.04    Financial Expert.    At least one member of the Audit Committee shall be a "financial expert" as defined by the corporate governance rules and regulations of the SEC, in effect from time to time and in accordance with the time frames specified therein, as determined by the Board.

        2.05    Service on More Than Three Audit Committees.    A Board member who simultaneously serves on the audit committees of more than three public companies shall not be eligible to serve on the Company's Audit Committee, unless the Board affirmatively determines that such simultaneous service does not impair the ability of such member to effectively serve on the Company's Audit Committee and the Company discloses such determination in the Company's annual proxy statement.

        2.06    Committee Compensation.    The fees paid to members of the Audit Committee shall be determined by the Board in its sole discretion.

3.     CHAIRMANSHIP

        3.01    Chairman.    Unless the Board elects the Audit Committee Chairman, the members of the Audit Committee shall designate a Chairman by the majority vote of the full Audit Committee membership.

4.     DUTIES AND RESPONSIBILITIES

        In order to carry out the purpose described above, the Audit Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

        4.01    Authority to Engage Advisors and Funding.    The Audit Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of: (a) compensation to any registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services; (b) compensation to any advisors employed by the Audit Committee pursuant to this Section 4.01 and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        4.02    Access.    The Audit Committee shall enjoy full access to the Company's officers, employees and independent advisors as may be appropriate or necessary to carry out its responsibilities, subject to reasonable advance notice to the Company and reasonable efforts to avoid disruption to the Company's management, business and operations. To avoid disruption, such requests for access shall be coordinated through the Chairman of the Audit Committee.

        4.03    Financial Reporting—Discussions and Reviews.

          4.03.01    The Audit Committee shall discuss with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing with the SEC the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.

          4.03.02    The Audit Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's annual and quarterly financial statements, including any (a) significant changes in the Company's selection or application of accounting principles, (b) major issues as to the adequacy of the Company's internal controls, and (c) special steps adopted by the Company in light of identified material control deficiencies.

          4.03.03    The Audit Committee shall discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not take place in advance of each earnings release.

          4.03.04    The Audit Committee shall review annually, prior to the completion of the independent auditor's annual audit of the Company's year-end financial statements (the "Annual Audit"), the independent auditor's report that describes (a) the critical accounting policies and practices to be used in the Annual Audit, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments on the Company's financial statements, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. Review annually any reports on such topics or similar topics prepared by management.

          4.03.05    The Audit Committee shall discuss with the independent auditor any material issues raised in the report referred to in Section 4.03.04.

          4.03.06    The Audit Committee shall review quarterly any reports addressed to management prepared by the independent auditors or internal auditors and any responses thereto.

        4.04    Management of the Independent Auditor Relationship.

          4.04.01    The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company (including resolutions of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, permissible non-audit, review or attest services for the Company and each such registered public accounting firm shall report directly to the Audit Committee.

          4.04.02    The Audit Committee shall pre-approve all audit and non-audit services provided to the Company by the independent auditors, except for such deminimus non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full Audit Committee at its next scheduled meeting.

          4.04.03    The Audit Committee shall review at least annually the rotation of the lead independent audit partner, concurring partner and other independent auditor personnel to ensure rotations comply with applicable law.

          4.04.04    The Audit Committee shall review quarterly with the independent auditors, internal audit and management the status of any previously approved changes or improvements in financial or accounting practices and internal controls.

          4.04.05    The Audit Committee shall review at least annually the effects on the Company's financial statements of regulatory and accounting initiatives, if any, as well as any off-balance sheet structures.

        4.05    Financial Reporting Process.

          4.05.01    Annually.

            4.05.01.01     The Audit Committee shall annually, obtain and review the independent auditor's report regarding: (a) the audit firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm; and (c) all relationships between the independent auditor and the Company.

            4.05.01.02     The Audit Committee shall at least annually, assess the qualifications, performance and independence of the independent auditor, including the lead partner, based on the report referred to immediately above and the opinions of management and of the internal auditors. The Audit Committee shall take appropriate action to satisfy itself of the independence of the auditor, including whether the provision of non-audit services by the independent auditor is compatible with the auditor's independence. The Audit Committee shall present its conclusion regarding the independence of the outside auditor to the Board at least annually.

            4.05.01.03     The Audit Committee shall obtain assurance from the independent auditors that the Annual Audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

            4.05.01.04     The Audit Committee shall review with the independent auditors any audit problems or difficulties encountered in the course of the audit work, including any restrictions placed on the scope of the independent auditors activities or on access to information or personnel, and the adequacy of management's response. This review shall also include a discussion of the responsibilities, budget and staffing pertaining to the Company's internal controls, including its Internal Audit Department.

            4.05.01.05     The Audit Committee shall discuss with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

            4.05.01.06     The Audit Committee shall review with management the Company's disclosure controls, procedures and checklists, including compliance therewith, used in the preparation of the Company's report of financial results and operations.

          4.05.02    Quarterly.

            4.05.02.01     The Audit Committee shall direct the Company's independent auditors to review, before being filed with the SEC, the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

            4.05.02.02     The Audit Committee shall review with management the Company's disclosure controls, procedures and checklists, including compliance therewith, used in the preparation of the Company's report of financial results and operations.

        4.06    Compliance/General.

          4.06.01    The Audit Committee shall review at least quarterly the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management, internal auditors (or the personnel responsible for the internal audit function) and the independent auditors.

          4.06.02    The Audit Committee shall review periodically, with the Company's General Counsel or his designee, the Company's compliance with legal and regulatory requirements. The Audit Committee may also discuss periodically with the General Counsel or his delegate legal matters that may have a significant impact on the Company's financial statements.

          4.06.03    The Audit Committee shall meet separately, periodically, with management, internal audit and the independent auditor.

          4.06.04    The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management and the steps management has taken to monitor and control such exposures, including exposure to major financial risk, it being understood that it is the job of management to assess and manage the Company's exposure to risk and that the Audit Committee's responsibility is to discuss guidelines and policies by which risk assessment and management is undertaken.

          4.06.05    The Audit Committee shall set clear hiring policies with respect to employees or former employees of the independent auditors.

          4.06.06    The Audit Committee shall at least annually conduct a performance evaluation of the Audit Committee.

          4.06.07    The Audit Committee shall establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          4.06.08    The Audit Committee shall oversee compliance with the SEC requirements for disclosure of auditor's services, fees, Audit Committee member qualifications and activities.

        4.07    Reports.

          4.07.01    The Audit Committee shall report regularly to the Board regarding the Audit Committee's activities, examinations and recommendations, as may be appropriate and as are consistent with this Charter.

          4.06.03    The Audit Committee shall report at least annually to the Board the Audit Committee's conclusions as to the independent auditors.

          4.07.02    The Audit Committee shall report annually to the Company's shareholders by way of a report in the proxy statement prepared in accordance with the requirements of the rules and regulations of the SEC, including, but not limited to, Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A.

        4.08    Authority to Delegate to Subcommittee.    The Audit Committee shall have authority to delegate any of its responsibilities to a subcommittee or subcommittees as it may deem appropriate in its judgment. The subcommittee(s) shall be subject to this Charter.

5.     MEETINGS

        5.01    Meetings.    The Audit Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but in any case, not less than four times per year (generally once each quarter). The Audit Committee may establish its own schedule, which it will provide annually to the Board in advance. The Chairman of the Audit Committee or a majority of the Audit Committee members may call meetings of the Audit Committee. Meetings of the Audit Committee may be held telephonically.

        5.02    Meeting Attendance and Invitees.    All non-management directors that are not members of the Audit Committee may attend meetings of the Audit Committee but may not vote. Additionally, the Audit Committee may invite to its meetings any director, officer of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons, other than committee members, it deems appropriate in order to carry out its responsibilities.

6.     MINUTES

        The Audit Committee will maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

7.     VOTING

        Each member of the Audit Committee shall have one vote on any matter requiring action by the Audit Committee. One-third of the members, but no fewer than two members, shall constitute a quorum. The Audit Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Audit Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Audit Committee members. The Chairman shall be entitled to cast a vote to resolve any ties.

APPENDIX B

MICRON TECHNOLOGY, INC.
1989 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 1989 Employee Stock Purchase Plan of Micron Technology, Inc.:

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" shall mean the committee of the Board appointed by the Board to administer the Plan, if any is appointed.

          (d)   "Common Stock" shall mean the Common Stock, $.10 par value, of the Company.

          (e)   "Company" shall mean Micron Technology, Inc., a Delaware corporation.

          (f)    "Compensation" with respect to any Employee means such Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or its designated subsidiaries to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses).

        Compensation shall exclude (a)(1) contributions made by the employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (2) employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the Employee's gross income); (e) reimbursements or other expense allowances; (f) fringe benefits (cash and noncash); (g) moving expenses; and (h) welfare benefits.

          (g)   "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i)    "Employee" shall mean any person, including an officer, who is continuously employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j)    "Enrollment Date" shall mean the first day of each Offering Period.

          (k)   "Exercise Date" shall mean the last Trading Day of each Offering Period of the Plan.

          (l)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

            (ii)   If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (m)  "Offering Period" shall mean a period of three (3) months during which an option granted pursuant to the Plan may be exercised.

          (n)   "Plan" shall mean this Employee Stock Purchase Plan.

          (o)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p)   "Trading Day" shall mean a day on which the national stock exchanges and Nasdaq system are open for trading.

        3.    Eligibility.

          (a)   Any Employee as defined in paragraph 2 who is employed by the Company or any Subsidiary of the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (c)   All Employees who participate in the Plan shall have the same rights and privileges, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that Employees participating in any sub-plan adopted pursuant to Section 14(c) that is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Code Section 423 plan.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1, April 1, July 1, and October 1 of each year commencing on or about January 1, 1989 or, in the discretion of the committee, April 1, 1989, and continuing thereafter until terminated in accordance with paragraph 20 hereof. Subject to the shareholder approval requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

        5.    Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a Company approved enrollment form authorizing payroll deductions and filing it with the Company's Global Stock Plans Department at least ten (10) business days prior to the applicable Enrollment Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

        6.    Payroll Deductions.

          (a)   At the time a participant files his subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not greater than twenty percent (20%) of the Compensation which he or she received on the payday immediately preceding the Enrollment Date, and the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of his or her aggregate Compensation during said Offering Period.

          (b)   All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in paragraph 11, but may not otherwise change, their rate of payroll deductions during the Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

        7.    Grant of Option.

          (a)   On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such

  Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period. Fair Market Value or a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b)   The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 11, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by such participant.

        9.    Maximum Number of Shares per Offering Period.    The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan in each Offering Period shall be 1,250,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds 1,250,000 shares, the Company shall make a pro rata allocation of the shares available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

        10.    Delivery.    Following the Exercise Date of each Offering Period, unless a participant requests the issuance of a certificate representing the participant's shares, the Company shall as soon as practicable record the participant's full shares in book entry form. Upon request from a participant, the Company shall arrange for the delivery to the participant of a certificate representing the full shares purchased. Any cash remaining to the credit of a participant's account under the Plan after a purchase by the participant of shares at the termination of each Offering Period, which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant or retained in the participant's account for the subsequent Offering Period, as determined by the Company as to all participants for a given Offering Period.

        11.    Withdrawal; Termination of Employment.

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to such participant's account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal and the participant's option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement as described in Section 5(a).

          (b)   Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to such participant's account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

          (c)   In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and the option terminated.

          (d)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

        12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

          (a)   The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 25,500,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          (b)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

        14.    Administration.    The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a)   Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b)   If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (c)   The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. With respect to any Designated Subsidiary that employs participants who reside outside of the United States and notwithstanding anything herein to the contrary, the

  Board or the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan. The Board or the Committee may, where appropriate, establish one or more sub-plans applicable to particular Designated Subsidiaries or locations to reflect such amended or varied provisions and which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

        15.    Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.    Transferability of Rights.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees; on no less than an annual basis, promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        19.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of all or substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Board or the Committee, (i) each outstanding option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a new Exercise Date, which shall be on or before the date of the proposed transaction. If the Committee sets a new Exercise Date, the Company shall notify each participant, at least ten (10) business days prior to the new Exercise Date, that the original Exercise Date has been changed to the new Exercise Date and that the participant's option shall be exercised automatically on the new Exercise Date, unless the participant has withdrawn from the Offering Period, as provided in Section 11(a) hereof, prior to the new Exercise Date.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        20.    Amendment or Termination.    The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

          (a)   Increase the number of shares that may be issued under the Plan;

          (b)   Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          (c)   Materially increase the benefits which may accrue to participants under the Plan.

          (d)   In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan by means of the following to reduce or eliminate such unfavorable accounting consequence including, but not limited to:

            (i)    altering the option price per share for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price including an alteration of the option price under paragraph 7(b) to 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date (without a lookback to the Fair Market Value on the Enrollment Date); and

            (ii)   shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a)   (1) solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

          (b)   obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

        In the case of approval by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company, or by written consent of a smaller percentage of shareholders but only if the Board determines, on the basis of advice of the Company's legal counsel, that the written consent of such a smaller percentage of shareholders will comply with all applicable laws and will not adversely affect the qualifications of the Plan under Section 423 of the Code.

        23.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        24.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 20.

APPENDIX C

MICRON TECHNOLOGY, INC.
2001 STOCK OPTION PLAN

        1.    Purposes of the Plan.    The purposes of this Stock Option Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors, and Consultants, and

  •
  to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Change in Control" means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (g)   "Common Stock" means the Common Stock of the Company.

          (h)   "Company" means Micron Technology, Inc., a Delaware corporation.

          (i)    "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

          (j)    "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) military leave, sick leave, or any personal leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor, or (iii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale, or disposition of the Optionee's employer from the Company or any Parent or Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k)   "Director" means a member of the Board.

          (l)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (m)  "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p)   "Incentive Stock Option" means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q)   "Nonstatutory Stock Option" means an Option that does not qualify as an Incentive Stock Option.

          (r)   "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

          (s)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)    "Option" means a stock option granted pursuant to the Plan.

          (u)   "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v)   "Optioned Stock" means the Common Stock subject to an Option.

          (w)  "Optionee" means an Employee or Consultant who holds an outstanding Option.

          (x)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)   "Plan" means this 2001 Option Plan.

          (z)   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (bb) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 47,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4.    Administration of the Plan.

          (a)    Administrator.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3) and "outside directors" (within the meaning of Code Section 162(m)). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board, in its discretion, may delegate to a special Committee all or part of the Administrator's authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) "covered employees," as defined in Code Section 162(m)(3), or (ii) persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

             (ii)  to select the Employees, Directors, and Consultants to whom Options may be granted hereunder;

            (iii)  to determine whether and to what extent Options are granted;

            (iv)  to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

             (v)  to approve forms of agreement for use under the Plan;

            (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (viii)  to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (ix)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

             (x)  to make all other determinations deemed necessary or advisable for administering the Plan; and

            (xi)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

        5.    Eligibility.    Nonstatutory Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

        6.    Limitations.

          (a)   Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b)   Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c)   The following limitations shall apply to grants of Options to Employees:

              (i)  No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

             (ii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

        7.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

        8.    Term of Option.    The term of each Option shall be stated in the Notice of Grant, but shall not exceed ten (10) years; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall not be longer than five (5) years from the date of grant.

        9.    Option Exercise Price and Consideration.

          (a)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than the Fair Market Value per share on the date of grant of the Option. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          (b)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)  cash;

             (ii)  check;

            (iii)  promissory note;

            (iv)  other Shares which have been owned by the Optionee for more than six months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (v)  to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company's adoption of such program in connection with the Plan, the delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect a so-called "cashless exercise" whereby the broker sells the Option Shares and delivers cash sales proceeds to the Company in payment of the exercise price and any applicable taxes (in which case the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date);

            (vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company sponsored deferred compensation program or arrangement;

           (vii)  any combination of the foregoing methods of payment; or

          (viii)  such other consideration and method of payment for the issuance of Shares to the extent approved by the Administrator and permitted by Applicable Laws.

        10.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Employment or Consulting Relationship.    Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for thirty 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)    Disability of Optionee.    In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)    Death of Optionee.    In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)    Suspension.    Any Optionee who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

        11.    Non-Transferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        12.    Adjustments Upon Changes in Capitalization, Dissolution, Corporate Transaction, or Change in Control.

          (a)    Changes in Capitalization.    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 3 and 6(c)(i) of the Plan shall be adjusted proportionately, and the Administrator may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Options; (iii) adjustment of the exercise price of outstanding Options; and (iv) any other adjustments that the Administrator determines to be equitable. In addition, the Administrator may, in its sole discretion, provide (i) that Options will be settled in cash rather than Stock, (ii) that Options will be assumed by another party to a transaction or otherwise be equitably converted in connection with such transaction, or (iii) any combination of the foregoing. The Administrator's determination need not be uniform and may be different for different Optionees whether or not such Optionees are similarly situated. Without limiting the foregoing, n the event a stock dividend or stock split is declared upon the Shares, the authorization limits under Sections 3 and 6(c)(i) shall be increased proportionately, and the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor.

          (b)    Dissolution or Liquidation.    To the extent not previously exercised, Options will terminate immediately prior to the consummation of any proposed dissolution or liquidation of the Company. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6(a), the excess Options shall be deemed to be Nonstatutory Stock Options.

          (c)    Corporate Transaction.    In the event of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction, or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period or, in the discretion of the Administrator, the Option shall be settled in cash rather than stock upon the consummation of such corporate transaction. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6(a), the excess Options shall be deemed to be Nonstatutory Stock Options.

          (d)    Change in Control.    In the event of a Change in Control, the unexercised portion of each Option then outstanding shall become wholly vested and immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6(a), the excess Options shall be deemed to be Nonstatutory Stock Options.

        13.    Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    Except as provided herein, the Board may at any time amend, alter, suspend, or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Optionee, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

              (i)  increase the number of shares that may be issued under the Plan;

             (ii)  change the designation of the employees (or class of employees) eligible for participation in the Plan; or

            (iii)  materially increase the benefits which may accrue to participants under the Plan.

          (b)    Effect of Amendment or Termination.    No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

        15.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16.    Liability of Company.

          (a)    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b)    Grants Exceeding Allotted Shares.    If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

        17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18.    Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

        19.    Restriction on Repricing.    Without the prior approval of the shareholders of the Company, the Administrator shall not reprice any Options issued under the Plan through cancellation and regrant, by lowering the exercise price, or by any other means.

Directions to the
2003 Annual Meeting of Shareholders

To be held at
Micron's Headquarters
8000 South Federal Way, Boise, ID
Friday, November 21, 2003, 9:00 a.m.

This Proxy is solicited on behalf of the Board of Directors

2003 ANNUAL MEETING OF SHAREHOLDERS
 NOVEMBER 21, 2003

       The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2003 Annual Meeting of Shareholders and Proxy Statement, each dated October 20, 2003, and hereby appoints Steven R. Appleton and W. G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Micron Technology, Inc., to be held November 21, 2003, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS	/ / FOR nominees listed below (except as indicated)	/ / WITHHOLD authority to vote for all nominees listed below

       If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Steven R. Appleton; James W. Bagley; Robert A. Lothrop; Thomas T. Nicholson; Gordon C. Smith; William P. Weber

2.   PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000, AND MAKING CERTAIN OTHER CHANGES AS DESCRIBED IN THE PROXY STATEMENT

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

(to be signed on reverse side)

(continued from other side)

3.   PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 2001 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 17,000,000

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

4.   PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2004

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

       The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

Dated
Signature
Signature

       (This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

2003 ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 21, 2003

Company's Headquarters
8000 S. Federal Way,
Boise, Idaho 83716-9632

Micron Technology, Inc. Boise, Idaho 83716-9632	proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2003 Annual Meeting of Shareholders and Proxy Statement, each dated October 20, 2003, and hereby appoints Steven R. Appleton and W. G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Micron Technology, Inc., to be held November 21, 2003, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK***EASY***IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on November 20, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the Voice provides you.
VOTE BY INTERNET—http://www.eproxy.com/mu/—QUICK***EASY***IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 20, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Micron Technology, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873. If you vote by Phone or Internet, please do not mail your Proxy Card

V    Please detach here    V

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	ELECTION OF DIRECTORS	01 Steven R. Appleton 03 Robert A. Lothrop 05 Gordon C. Smith	02 James W. Bagley 04 Thomas T. Nicholson 06 William P. Weber	☐	FOR nominees listed (except as indicated)	☐	WITHHOLD authority to vote for all nominees listed
Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.
	PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000, AND MAKING CERTAIN OTHER CHANGES AS DESCRIBED IN THE PROXY STATEMENT	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 2001 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 17,000,000	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2004	☐	FOR	☐	AGAINST	☐	ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

☐	Address Change? Mark Box Indicate changes below:	Date

Signature(s) in Box
(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

Notice of 2003 Annual Meeting of Shareholders November 21, 2003
PROXY STATEMENT 2003 ANNUAL MEETING OF SHAREHOLDERS November 21, 2003
INFORMATION CONCERNING SOLICITATION AND VOTING
VOTING SECURITIES AND PRINCIPAL HOLDERS
BUSINESS TO BE TRANSACTED
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG MICRON TECHNOLOGY, INC., THE S&P 500 COMPOSITE INDEX AND THE PHILADELPHIA SEMICONDUCTOR INDEX (SOX)
  APPENDIX A
CHARTER AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MICRON TECHNOLOGY, INC.
  APPENDIX B
MICRON TECHNOLOGY, INC. 1989 EMPLOYEE STOCK PURCHASE PLAN
  APPENDIX C
MICRON TECHNOLOGY, INC. 2001 STOCK OPTION PLAN